    As filed with the Securities and Exchange Commission on August 23, 2002
                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       Incara Pharmaceuticals Corporation
                       ----------------------------------
               (Exact name of issuer as specified in its charter)

            Delaware                                         56-1924222
            --------                                         ----------
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                                 P.O. Box 14287
           79 T.W. Alexander Drive, 4401 Research Commons, Suite 200,
                Research Triangle Park, North Carolina 27709-4287
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                  1995 Employee Stock Purchase Plan, As Amended
                            (Full title of the plans)

                                Clayton I. Duncan
                      President and Chief Executive Officer
                       Incara Pharmaceuticals Corporation
                                 P.O. Box 14287
                             79 T.W. Alexander Drive
                        4401 Research Commons, Suite 200
                Research Triangle Park, North Carolina 27709-4287
                -------------------------------------------------
                     (Name and address of agent for service)

                                 (919) 558-8688
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                          Alexander M. Donaldson, Esq.
                        Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail, Suite 300
                          Raleigh, North Carolina 27607
                                 (919) 781-4000

                                      CALCULATION OF REGISTRATION FEE
=================================================================================================================
          Title of                             Proposed maximum       Proposed maximum
       securities to        Amounts to          offering price           Aggregate               Amount of
       be registered       be registered          per share            Offering price        registration fee
=================================================================================================================
  Common Stock,
  par value
  $0.001 per share           200,000/(1)/         $0.175/(2)/           $35,000/(2)/           $3.22/(2)/
=================================================================================================================

(1) Consists of 200,000 additional shares reserved for issuance under the Registrant's 1995 Employee Stock Purchase Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices for the Common Stock on the NASDAQ National Market System on August 19, 2002.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Incara Pharmaceuticals Corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001, as amended by Form 10-K/A filed on August 14, 2002, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed pursuant to Section 13 of the Exchange Act; and

         (c) The Company's Current Reports on Form 8-K filed pursuant to Section 13 of the Exchange Act on May 24, 2002, as amended by Forms 8-K/A filed on May 24, 2002 and July 3, 2002; and

         (d) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 0-27410) filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expense of such legal proceedings when he or she is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he or she is not successful on the merits, if he or she acts in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he or she is not successful on the merits, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his or her duties to the corporation, unless the corporation determines that, despite such adjudication, but in view of all the circumstances, he or she is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made by upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

         The Company's Amended and Restated Bylaws provide in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorneys' fees and any liabilities which he or she may incur in connection with any action to which he or she may be made a party by reason or his or her being or having been a director or officer of the Registrant or any of its affiliated enterprises. The indemnification provided by the Company's Bylaws is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         The Company maintains liability insurance insuring the Company's officers and directors against liabilities that they may incur in such capacities.

Item 7.       Exemption from Registration Claimed.

              Not applicable.

Item 8.       Exhibits.

              The following exhibits are filed as part of this Registration
              Statement:

Exhibit
Number                               Description
-------                              -----------

5.1                 Opinion of Wyrick Robbins Yates & Ponton LLP

10.12 Incara Pharmaceuticals Corporation 1995 Employee Stock Purchase Plan, as amended

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants

23.2                Consent of PricewaterhouseCoopers, Chartered Accountants

23.3                Consent of Wyrick Robbins Yates & Ponton LLP (included in
                    Exhibit 5.1)

24.1                Power of Attorney (see page S-1)
__________________________

Item 9.       Undertakings.

              (a)   The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                      [The next page is the signature page]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, North Carolina, on the 22/nd/ day of August, 2002.

                                            INCARA PHARMACEUTICALS CORPORATION


                                    By:     /s/ Clayton I. Duncan
                                            -----------------------------------
                                            Clayton I. Duncan,
                                            President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Clayton I. Duncan and Richard W. Reichow, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

        Signature                               Title                           Date
        ---------                               -----                           ----
/s/ Clayton I. Duncan
------------------------------        President, Chief Executive            August 22, 2002
Clayton I. Duncan                     Officer and Director
                                      (Principal Executive Officer)

/s/ Richard W. Reichow
------------------------------
Richard W. Reichow                    Executive Vice President,             August 22, 2002
                                      Chief Financial Officer and
                                      Treasurer (Principal
                                      Financial and Accounting
                                      Officer)

       Signature                    Title                         Date
       ---------                    -----                         ----

/s/ Eugene J. McDonald
----------------------------       Director                  August 22, 2002
Eugene J. McDonald


/s/ J. Misha Petkevich
----------------------------       Director                  August 15, 2002
J. Misha Petkevich


/s/ Stephen M. Prescott
----------------------------       Director                  August 16, 2002
Stephen M. Prescott


/s/ David B. Sharrock
----------------------------       Director                  August 22, 2002
David B. Sharrock


/s/ Edgar H. Schollmaier
----------------------------       Director                  August 20, 2002
Edgar H. Schollmaier

                                       S-2